Exhibit 99.1

Media Release

For Immediate Release

ALERIS INTERNATIONAL, INC. ANNOUNCES NEW LEADER OF ITS

EUROPEAN OPERATIONS

BEACHWOOD, OH –April 1, 2008 – Aleris International, Inc. announced today that Roeland Baan will join Aleris as Executive Vice President and President, Aleris Europe, reporting to Steven J. Demetriou, Chairman and CEO, on April 7, 2008. In this role, Roeland will be responsible for the all business and operational activities in Aleris’s European region as well as its European headquarters.

Mr. Baan has had an accomplished career with large, complex multinational corporations with a proven track record of delivering results. Beginning in 2004, he worked for Mittal where he most recently served as Executive Vice President and Chief Executive Officer, Mittal Steel Europe and served on Arcelor Mittal’s Management Committee. Mr. Baan had responsibility for operations in eight countries, including four integrated steel mills and four electric arc steel mills. During this time he led the restructuring and integration of Mittal’s Central and Eastern European mills. Prior to joining Mittal, Mr. Baan served as the Senior Vice President of SHV Gas BV, a member of SHV NV, a privately held international conglomerate with activities in retail, energy and venture capital activities. From 1998 to 2001 Mr. Baan served as Chief Executive Officer Thyssen Sonnenberg Recycling GMBH (TSR), a metals recycling company with 55 production sites in five countries.,.

“Roeland brings diverse career experiences involving a wide range of operations and challenges. He has a proven track record of delivering improved results and integrating multinational organizations and we believe will be able to make an immediate contribution to our European business”, said Demetriou.

Mr. Baan graduated from Vrije Universiteit, Amsterdam, The Netherlands with a Masters in Economics.

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 48 production facilities in North America, Europe, South America and Asia, and employs approximately 8,800 employees. For more information about Aleris, please visit our Web site at www.aleris.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings; future improvements in margins, processing volumes and pricing; overall 2008 operating performance; anticipated effective tax rates; expected cost savings; success in integrating Aleris’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; the anticipated economic environment in 2008; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape; and anticipated synergies resulting from other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, Aleris’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisitions; further slowdowns in automotive production and the building and construction industry in the U.S. and Europe; the financial condition of Aleris’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that Aleris processes; the ability of Aleris to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of Aleris; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of Aleris’s various facilities;; restrictions on and future levels and timing of capital expenditures; retention of Aleris’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in Aleris’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to Aleris’s annual report on Form 10-K for the fiscal year ended December 31, 2007, particularly the section entitled “Risk Factors” contained therein.

Contact:	William Sedlacek
Aleris International, Inc.
Phone # 216-910-3522